UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2006

Toll Brothers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09186 (Commission File Number)	23-2416878 (IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA (Address of Principal Executive Offices)	19044 (Zip Code)

Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Amendment to the Toll Brothers, Inc. Cash Bonus Plan

As more fully described below, the Toll Brothers, Inc. Cash Bonus Plan, as amended (the “Plan”), was further amended on December 15, 2006 to reduce the amount of bonus payable under the Plan for fiscal 2006 to Mr. Robert I. Toll, Chairman and Chief Executive Officer of Toll Brothers, Inc. (the “Company”). In addition, Mr. Toll agreed to receive $3,000,000 of restricted stock in exchange for $3,000,000 of cash and unrestricted stock he is entitled to receive under the Plan.

The Plan, as amended on December 7, 2005 (the “2005 Plan Amendment”), provides that Mr. Toll will receive a cash bonus award (before the stock conversion feature described below) for the fiscal years ending October 31, 2005, 2006 and 2007, equal to the sum of (i) 1.5% of the Company’s income before income taxes (as defined in the Plan) in excess of 10% and up to 20% of shareholders’ equity (as defined in the Plan) of the Company as of the end of the preceding fiscal year, (ii) 2.25% of the Company’s income before income taxes in excess of 20% and up to 30% of shareholders’ equity of the Company as of the end of the preceding fiscal year, and (iii) 3.5% of the Company’s income before income taxes in excess of 30% of shareholders’ equity of the Company as of the end of the preceding fiscal year. The Plan also provides that, for each of the fiscal years ending October 31, 2005, 2006 and 2007, the cash bonus award will be adjusted by applying a stock conversion feature as follows: (a) the cash bonus award will be converted into shares by dividing the cash bonus award by the closing price on the New York Stock Exchange (“NYSE”) of the Company’s common stock on the last trading day of the Company’s 2004 fiscal year, October 29, 2004 which was $23.175 (the “Award Conversion Price”), and (b) the number of shares calculated in (a) will then be multiplied by the closing price of the Company’s common stock on the NYSE on the last trading day of the fiscal year for which the bonus is being calculated (the “Stock-Adjusted Bonus Value”). The Stock-Adjusted Bonus Value, subject to the caps or limitations outlined below, will be paid 60% in cash, with the remaining 40% being paid in shares of the Company’s common stock, calculated by dividing 40% of the Stock-Adjusted Bonus Value by the closing price of the Company’s common stock on the NYSE on the last trading day of the fiscal year for which the bonus is applicable. The Plan provides that the price of the Company’s common stock used in determining the Stock-Adjusted Bonus Value may not exceed 160% of the Award Conversion Price and the Stock-Adjusted Bonus Value is further capped so that it may not exceed 2.9% of the Company’s income before income taxes (as defined in the Plan). The 2005 Plan Amendment reduced Mr. Toll’s potential bonus amount by providing that, with respect to the Company’s fiscal years ended October 31, 2006 and ending October 31, 2007, in the event, as of the last day of either such fiscal year, the closing price per share on the NYSE is equal to or less than $36.91 (the closing price per share on the NYSE of the Company’s common stock on the last day of the Company’s fiscal year ended October 31, 2005), and greater than or equal to the Award Conversion Price, the cash bonus award will not be adjusted by applying the stock conversion feature as described above to achieve a Stock-Adjusted Bonus Value. Pursuant to the terms of the Plan, because the closing price per share on the NYSE of the Company’s common stock on the last day of the Company’s fiscal year ended October 31, 2006 was less than $36.91, Mr. Toll’s cash bonus award for fiscal 2006 under the Plan was not adjusted as described above to achieve a Stock-Adjusted Bonus Value. Under the terms of the Plan, Mr. Toll was entitled to receive a cash bonus award for fiscal 2006 of $21,531,042.

On December 15, 2006, the Executive Compensation Committee of the Board of Directors adopted, and Mr. Toll consented to, an additional amendment to the Plan (the “2006 Plan Amendment”), to reduce by $4,000,000 the cash bonus award for fiscal 2006 that Mr. Toll was entitled to receive under the Plan. Accordingly, the 2006 Plan Amendment provides for a cap of $17,531,042 on the bonus award payable to Mr. Toll under the Plan for fiscal 2006, and, consistent therewith, the Executive Compensation Committee approved the bonus award to Mr. Toll in that amount for fiscal 2006, payable on January 5, 2007. Mr. Toll’s fiscal 2006 bonus award, as capped by the 2006 Plan Amendment, is payable 60% in cash and 40% in shares of the Company’s common stock, calculated by dividing 40% of $17,531,042 by $28.91 (the closing price of the Company’s common stock on the NYSE on the last day of the Company’s fiscal year ended October 31, 2006). The Company has agreed to indemnify Mr. Toll from and against any damages or financial liabilities he suffers or incurs, including any liabilities to the United States government, solely arising out of or resulting from the 2006 Plan Amendment.

In addition, Mr. Toll will receive $3,000,000 worth of restricted shares of the Company’s common stock, in exchange for $3,000,000 of cash and unrestricted stock he is entitled to receive as part of his fiscal 2006 bonus award under the Plan (valued as of the Plan valuation date of October 31, 2006). The restricted stock Mr. Toll is receiving will vest over a two year period, and the number of restricted shares will be calculated by dividing $3,000,000 by the closing price of the Company’s common stock on the NYSE on January 5, 2007, the date of his fiscal 2006 bonus award payment and the date he will receive the restricted shares.

Executive Officer Cash Bonus Plan - Fiscal 2007 Performance Goals

On December 15, 2006, the Executive Compensation Committee of the Board of Directors of the Company determined that bonuses under the Executive Officer Cash Bonus Plan (the “Bonus Plan”) for the Company’s 2007 fiscal year for each of Messrs. Zvi Barzilay, the Company’s President and Chief Operating Officer, and Joel H. Rassman, the Company’s Executive Vice President, Treasurer and Chief Financial Officer (the designated participants in the Bonus Plan) shall be calculated based upon two components - (a) an individual performance goal component, and (b) a company performance goal component.

The company performance goal component is stated in terms of the Company’s attainment of specified levels of adjusted pre-tax earnings during fiscal 2007, and the maximum amount of the bonuses payable under this component is determined by application of a formula to the Company’s actual adjusted pre-tax earnings for fiscal 2007 in excess of a series of targeted levels of adjusted pre-tax earnings.

The individual performance goals for Mr. Barzilay are based on various factors including, among other things, involvement with the operations of the Company, land transactions, support departments of the Company and land development.

The individual performance goals for Mr. Rassman are based on various factors including, among other things, involvement with the Company’s financing activities, reporting of financial performance and investor relations.

The bonuses payable for fiscal 2007 are subject to all applicable limitations of the Bonus Plan, including the Bonus Plan's limitations on aggregate payments to any one participant during any one Plan Year (defined in the Bonus Plan as the Company's fiscal year) and, with respect to the individual performance goal component described above, the Company's revenues exceeding a certain level.

Item 9.01.	Financial Statements and Exhibits.

(c). Exhibits.

The following Exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Item

10.1*	Amendment to the Toll Brothers, Inc. Cash Bonus Plan dated December 15, 2006.
10.2*	Executive Officer Cash Bonus Plan Fiscal 2007 Performance Goals.
*	Filed electronically herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.		Dated: December 19, 2006
By:	Joseph R. Sicree

Joseph R. Sicree
Vice President, Chief Accounting Officer